SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 25, 2020
Date of Report (Date of earliest event reported)
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UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2020, the Registrant and Unity Bank, the Registrant's wholly owned subsidiary and a New Jersey State charted commercial bank (the "Bank"), entered into Retention Agreements dated as of June 25, 2020 with Messrs. Anthony L. Cossetti and John J. Kauchak and Ms. Janice Bolomey. The Agreements are attached as Exhibits 10.1, 10.2 and 10.3. With regard to Ms. Bolomey and Mr. Kauchak, these Retention Agreements replace those originally entered into on September 8, 2017.

The terms of each agreement provide for a severance payment (i) in the event the executive is terminated without "cause" (as defined in the agreement), (ii) in the event the executive resigns for "good cause" (as defined in the agreement), and (iii) upon a change in control (as defined in the agreement). In the event of a termination without cause or a resignation for good reason, the executive will receive 12 months worth of their current base salary. In the event of a change in control or a significant acquisition followed within 18 months by the termination of the executive's employment for any reason, the executive will be entitled to a payment equal to 24 months of the executive's current base salary plus the executive's cash bonus for the past fiscal year.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1Retention Agreement with Anthony L. Cossetti.
Exhibit 10.2Retention Agreement with Janice Bolomey.
Exhibit 10.3Retention Agreement with John J. Kauchak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: June 25, 2020
By: /s/ James A. Hughes
James A. Hughes
President & CEO

EXHIBIT INDEX

EXHIBIT #    DESCRIPTION

10.1Retention Agreement with Anthony L. Cossetti.
10.2Retention Agreement with Janice Bolomey.
10.3Retention Agreement with John J. Kauchak.